                                                                     Exhibit 1.1


                           TRIANGLE PHARMACEUTICALS, INC.





                                    COMMON STOCK
                                 ($0.001 Par Value)




                               UNDERWRITING AGREEMENT





                                  March ___, 1998

                                UNDERWRITING AGREEMENT


                                    March __, 1998



SBC Warburg Dillon Read Inc.
Bear, Stearns & Co. Inc.
Vector Securities International, Inc.
as representatives (the "Representatives") of the several underwriters listed on Schedule A hereto

c/o  SBC Warburg Dillon Read Inc.
     535 Madison Avenue
     New York, New York 10022

Ladies and Gentlemen:

     Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of ________________ shares (the "Firm Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, if any, the Company proposes to sell to the Underwriters, at the Underwriters' option, an aggregate of up to ______________ additional shares of Common Stock (the "Additional Shares"). The Additional Shares and the Firm Shares are collectively referred to herein as the "Shares." The Shares are described in the Prospectus that is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement (the "initial registration statement") on Form S-3, including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). All of the Shares have been duly registered under the Act pursuant to such initial registration statement or, if an additional registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Act, all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If an additional registration statement has been, or is proposed to be, filed with the Commission pursuant to Rule 462(b), such additional registration statement was or will be prepared by the Company in conformity with the requirements of the Act, has become or will become, on the date of this Agreement, effective under the Act and copies thereof have been or will be, prior to or concurrently with filing with the Commission, delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which the initial registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c); "Effective Date" means the date of the Effective Time; the "Initial Registration Statement" means the initial registration statement as amended as of the Effective Time, including any documents incorporated by reference therein at such time and including (i) all portions of any additional registration statement filed pursuant to Rule 462(b) under the Act which are deemed to be a part of such initial registration statement and
(ii) all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Act in accordance with Section 4(c)(ii) hereof and deemed to be a part of such initial registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Act; the "Rule 462(b) Registration Statement" means the additional registration statement, if any, relating to the Common Stock and filed pursuant to Rule 462(b) under the Act at the time it becomes effective pursuant to the Act, including (i) the contents of the Initial Registration Statement incorporated therein by reference and (ii) all information deemed to be a part of such additional registration statement pursuant to paragraph (b) of Rule 430A of the Act; and the "Registration Statements" means the Initial Registration Statement and the Rule 462(b) Registration Statement, if any. "Preliminary Prospectus" means each prospectus included in the initial registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with your consent pursuant to Rule 424(a) of the Act, and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Act or, if no such filing is required, the form of final prospectus included in the Initial Registration Statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to a Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in such Registration Statement.

     The Company and the Underwriters agree as follows:

     1. SALE AND PURCHASE. On the basis of the representations and warranties and the other terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters the Firm Shares and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A, at a purchase price of $_____________ per Share. You may release the Firm Shares for public sale promptly after this Agreement becomes effective.

You may, from time to time, increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, on the basis of the representations and warranties and the other terms and conditions herein set forth, the Company grants to the several Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover overallotments made in connection with the offering of the Shares, at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day (*) after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of Additional Shares to be purchased by each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company, at the Company's election (which shall be made in writing at least two business days prior to the time of purchase (as defined below) and the additional time of purchase, as the case may be, by wire transfer to an account designated by the Company or by certified or official bank check, in New York Clearing House funds, at the office of SBC Warburg Dillon Read Inc., in New York City, against delivery of the Firm Shares for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on _____ ___, 1998 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8). The time at which such payment and delivery are actually made is called the "time of purchase." The Firm Shares shall be delivered in such names and in such denominations as you shall specify on the second business day preceding the time of purchase.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. The Additional Shares shall be delivered in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase.


-----------------------
* As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

          (a) The Registration Statements and Prospectus, and any further amendments or supplements thereto, fully comply, or will fully comply, in all material respects with the provisions of the Act, no part of a Registration Statement as of its effective date contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its filing date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in a Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statements or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; no document relating to the offering of the Shares has been filed, or transmitted for filing, with the Commission, unless previously delivered to you, and no document has been or will be prepared, distributed or filed in reliance on Rule 434 under the Act. The Company and the offering of the Shares meet the eligibility requirements for the use of Form S-3.

          (b) as of the date of this Agreement, the Company's authorized, issued and outstanding capitalization is as set forth under the column entitled "Actual" in the section of each Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company's authorized, issued and outstanding capitalization will be as set forth under the column entitled "As Adjusted" under the section of the Registration Statements and Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive rights; the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be validly issued, fully paid and nonassessable and free of any preemptive rights; the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and conduct its business as described in the Registration Statements and the Prospectus and to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated hereby; and, except as set forth in the Registration Statements and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of, or ownership interest in, any corporation, partnership, joint venture or other association or entity;

          (c) the Company and each of its subsidiaries (the "Subsidiaries") are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they own or lease property or conduct their respective businesses and in each other jurisdiction where the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the business, properties, results of operations, condition (financial or otherwise) and assets of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); and the Company and each of its Subsidiaries are in compliance with all laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance could not have a Material Adverse Effect;

          (d) neither the Company nor any of its Subsidiaries is in violation of any provision of its respective charter or bylaws or in material breach of, or in material default under (nor has any event occurred that with notice, lapse of time or both would constitute a breach of, or default under), any provision of any license, lease, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound or affected, which violation, breach or default, solely in the case of the Company's Subsidiaries, would have a Material Adverse Effect, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of the charter or bylaws of the Company or any of its Subsidiaries or conflict with, result in any breach of, or constitute a default under (or constitute any event that with notice, lapse of time or both would constitute a breach of, or default under), any provision of any license, lease, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

          (e) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms subject, however, to the limitations of applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and of laws relating to the availability of specific performance, injunctive relief or other equitable remedies and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

          (f) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statements and will conform to the description thereof contained in the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (g) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated by this Agreement other than registration of the Shares under the Act and any necessary qualifications under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

          (h) except as set forth in the Registration Statements and the Prospectus under the caption "Description of Capital Stock -- Registration Rights" and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriters prior to the date of this Agreement), which waivers are in full force and effect as of the date of this Agreement, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company as a result of the issuance and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares;

          (i) Price Waterhouse LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries is filed with the Commission as part of the Registration Statements and the Prospectus, are independent public accountants with respect to the Company as required by the Act;

          (j) each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents, licenses and approvals from other persons, in order to conduct its respective business, except where the failure to have any such license, authorization, consent or approval, or to make any such filing or obtain any such authorization, consent or approval would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which could have a Material Adverse Effect;

          (k) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements have been so described or filed as required;

          (l) except as disclosed in the Registration Statements and the Prospectus, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a Material Adverse Effect;

          (m) the audited financial statements included in the Registration Statements and the Prospectus present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principals applied on a consistent basis during the periods involved;

          (n) subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, and except as may be otherwise stated in the Registration Statements or the Prospectus, there has not been (i) any material adverse change in the business, properties, results of operations, condition (financial or otherwise), assets or prospects of the Company and its Subsidiaries taken as a whole ("Material Adverse Change"), (ii) any transaction that is, or the Company reasonably expects could be, material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries that is, or the Company reasonably expects could be, material to the Company and its Subsidiaries taken as a whole;

          (o) the Company has obtained the agreement of each of its directors and officers and certain of its stockholders, optionholders and warrantholders designated by Palmer & Dodge LLP, counsel to the Underwriters in a memorandum dated March 9, 1998, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, shares of Common Stock or other securities of the Company that are substantially similar to the Common Stock, including but not limited to securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities for a period of 90 days after the date of the Prospectus without the prior written consent of SBC Warburg Dillon Read Inc.;

          (p) the Company has filed all federal or state income or franchise income and franchise tax returns required to be filed and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or may reasonably be asserted against the Company; and all known tax liabilities are adequately provided for on the books of the Company;

          (q) the business, operations and facilities of the Company and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof or any foreign jurisdiction and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto (collectively "Environmental Regulations") except such failures to comply as would not individually or in the aggregate have a Material Adverse Effect; and the Company and its Subsidiaries have not received any notice from a governmental instrumentality or any third party alleging any violation of any Environmental Regulation or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources);

          (r) the Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (s) except as set forth in the Registration Statements and Prospectus, the Company and each of its Subsidiaries own or have obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's and its Subsidiaries' respective businesses as currently conducted and as the Registration Statements and Prospectus indicate the Company and each of its Subsidiaries contemplate conducting (collectively, the "Intellectual Property"); other than as set forth in the Registration Statements and Prospectus, to the best knowledge of the Company (for each of the following subsections): (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any of its Subsidiaries for the product indications described in the Registration Statements and Prospectus that would preclude the Company or any of its Subsidiaries from conducting their respective businesses as currently conducted and as the Registration Statements and Prospectus indicate the Company and its Subsidiaries contemplate conducting, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any of its Subsidiaries; (ii) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries;
     (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries, other than non-material claims; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries, other than non-material claims; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, other than non-material claims;

          (t) as of the date of this Agreement, neither the Company nor any of its Subsidiaries is required to file any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA"), or any state or local regulatory body in order to conduct their respective businesses as described in the Registration Statements and Prospectus;

          (u) the human clinical trials, animal studies and other preclinical tests conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statements and the Prospectus (the "Company Studies"), were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs or diagnostics; the descriptions of the results of such Company Studies contained in the Registration Statements and Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statements and Prospectus; and, except as disclosed in the Registration Statements and the Prospectus with respect to DMP 450, neither the Company nor any Subsidiary has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or a modification which results in a materially adverse change in any Company Studies;

          (v) the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba; and

          (w) the Shares have been approved for quotation on the Nasdaq National Market.

     4.   CERTAIN COVENANTS OF THE COMPANY.  The Company hereby agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except for service of process with respect to the offering and sale of the Shares); promptly to advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible;

          (b) to make available to you in New York City, as soon as practicable after the Initial Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the Effective Date) as the Underwriters may request for the purposes contemplated by the Act;

          (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule);

          (d) to advise you promptly, confirming such advice in writing, of any requests by the Commission for amendments or supplements to the Registration Statements or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of a Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of a Registration Statement, to use every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise you promptly of any proposal to amend or supplement a Registration Statement or the Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

          (e) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement,
     (i) copies of any reports or other communications that the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as you may reasonably request regarding the Company or its Subsidiaries, subject to the provisions of any written agreement that, in the opinion of outside counsel to the Company, prohibit the Company or its Subsidiaries from furnishing such information under any circumstances including, without limitation, an agreement by you to be subject to the provisions of such written agreement;

          (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act that would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as reasonably requested by the Underwriters, and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the Registration Statements but ending not later than fifteen months after the effective date of the Registration Statements (as defined in Rule 158(c) under the Act), as soon as is reasonably practicable after the termination of such twelve-month period;

          (h) to furnish to you five signed copies of each Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and a sufficient number of additional conformed copies of the foregoing (without exhibits) for distribution of a copy of each to the other Underwriters, and to maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing;

          (i) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries that have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) of this Agreement;

          (j) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (k) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii) and (iv) below) in connection with (i) the preparation and filing of each Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, and to dealers (including costs of mailing and shipment),
     (ii) the issue, sale and delivery of the Shares, (iii) the word processing and/or printing of this Agreement, any dealer agreement, any Statements of Information and Powers of Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Shares on the Nasdaq National Market; (vi) any filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"); and (vii) the performance of the Company's other obligations hereunder;

          (l) to furnish to you, before filing with the Commission subsequent to the Effective Date and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

          (m) for a period of 90 days after the date hereof, without the prior written consent of SBC Warburg Dillon Read Inc, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities, or permit the registration under the Act of any shares of Common Stock or any such substantially similar securities, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance of Common Stock upon the exercise of outstanding stock options and warrants to the extent disclosed in the Registration Statements and the Prospectus and (iii) the grant of stock options pursuant to stock option plans disclosed in the Registration Statements and Prospectus;

          (n) to use its best efforts to cause the Common Stock to be quoted on the Nasdaq National Market; and

          (o) not to take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the Common Stock to facilitate the sale or resale of the Shares.

     5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 8 hereof, or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and conduct its business as described in each Registration Statement and the Prospectus, execute and deliver this Agreement and issue, sell and deliver the Shares as contemplated hereby;

               (ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own or lease its respective properties and to conduct its respective business as described in each Registration Statement and the Prospectus;

               (iii) each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each state or jurisdiction of the United States where its failure, individually or in the aggregate, to do so would have a Material Adverse Effect;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) the Shares, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights;

               (vi) the authorized capital stock of the Company, including the Shares, conforms as to legal matters in all material respects to the description thereof contained in each Registration Statement and the Prospectus;

               (vii) based on an officer's certificate to the effect that the consideration for all outstanding shares was received by the Company in accordance with the applicable resolutions of the Board of Directors of the Company, the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are, to such counsel's knowledge, fully paid and nonassessable;

               (viii) the certificates for the Shares are in due and proper form;

               (ix) each Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings suspending the effectiveness of a Registration Statement have been instituted or threatened or are pending under the Act;

               (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or regulation or the charter or bylaws of the Company or any of its Subsidiaries, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any of its Subsidiaries or any of their respective property, or, to such counsel's knowledge, constitute a breach or a default under (nor constitute any event which, with notice, lapse of time or both, would constitute a breach or default under) any agreement or other instrument filed as an exhibit to a Registration Statement and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

               (xi) to such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is or may become a party or to which any of their respective properties is or may become subject that is required to be described in a Registration Statement or the Prospectus and is not so described, or of any statute, regulation, contract or other document that is required to be described in a Registration Statement or the Prospectus or to be filed as an exhibit to a Registration Statement that is not described or filed as required;

               (xii) to such counsel's knowledge, there is no action, proceeding or governmental investigation pending, against the Company, any of its Subsidiaries or any of their respective officers or directors, which are required to be described in the Prospectus but are not so described;

               (xiii) to such counsel's knowledge and except as otherwise described in each Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company in connection with the sale of the Shares to the Underwriters, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares;

               (xiv) the descriptions of the charter and bylaws of the Company and of statutes and contracts contained in "Risk Factors -- Anti-takeover Effects of Charter, Bylaws and Delaware Law," "Description of Capital Stock" (other than the statements under "-- Transfer Agent and Registrar") and in Item 15 of Part II of the Registration Statements, to the extent that such statements constitute a summary of documents referred to therein or matters of law, are accurate and fairly present the information required to be presented by the Act.

          In addition, such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statements, the Prospectus and related matters were discussed. Such counsel shall state that they have not, however, except with respect to matters expressly covered in paragraph (xiv) above, independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statements and the Prospectus.

          Such counsel shall also state that, based upon their participation as described in the preceding paragraph, (i) they believe that each part of each Registration Statement and any amendment thereto at the time such part or amendment became effective and the Prospectus or any amendment or supplement thereto, as of the date of such Prospectus, amendment or supplement (except for financial statements and schedules as to which such counsel need not express any belief), complied as to form in all material respects with the requirements of the Act; (ii) they believe that the documents incorporated by reference in the Registration Statements and Prospectus when they were filed or, if an amendment with respect to any such document was filed, when such amendment was filed (except for financial statements and schedules as to which such counsel need not express any belief) complied as to form in all material respects with the requirements of the Exchange Act; (iii) such counsel shall confirm that they have no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) any part of a Registration Statement or any amendment thereto at the time such part or amendment became effective or the Prospectus as of its date, or any amendment or supplement thereto as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus or any amendment or supplement thereto, as of the date of such counsel's opinion, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) such counsel shall confirm that they have no reason to believe that any contract or agreement required to be described in the Registration Statements or filed as an exhibit thereto is not so described or filed.

               The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of King & Spalding, patent counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

               (i) such counsel have conducted searches or are otherwise familiar with (a) the Company's and its Subsidiaries' licensed and optioned proposed products as described in the table on page 30 of the Initial Registration Statement and Prospectus (the "Licensed Properties"); and (b) all patents and pending patent applications owned by the Company and its Subsidiaries (the "Owned Properties"). Based on these searches and the counsel's information, to such counsel's knowledge, all Owned Properties are listed on Schedule A and except as disclosed in the sections of the Registration Statements and Prospectus entitled "Risk Factors -- Uncertainty of Patents; Dependence on Patents, Licenses and Proprietary Rights" and "Business -- Patents and Proprietary Rights," (a) the Licensed Properties are not claimed in any United States or foreign patents of record issued on or before _________________, 1998; (b) the Owned Properties have been validly assigned to the Company or its Subsidiaries, as the case may be; (c) the Company or its Subsidiaries, as the case may be, is listed as the sole holder of record in the records of the United States Patent and Trademark Office (the "PTO") of the Owned Properties; and (d) the Company or its Subsidiaries, as the case may be, has complied with the PTO's duty of candor and disclosure for each of the Owned Properties;

               (ii) such counsel have reviewed the Owned Properties and the patents and patent applications licensed to the Company or its Subsidiaries, as the case may be, as described in the Initial Registration Statement and Prospectus, and, except as described in the Initial Registration Statement and Prospectus, to such counsel's knowledge and: (x) with respect to the Licensed Properties (a) such applications disclose patentable subject matter and have been filed in a timely manner, (b) there is no prior art that anticipates the claims to the Licensed Properties under 35 U.S.C. Section 102,
          (c) such applications have not been finally abandoned, and (d) such patents have been lawfully issued, and (y) with respect to the Owned Properties, such applications have not been finally abandoned;

               (iii) to such counsel's knowledge, except as disclosed in the Initial Registration Statement and Prospectus: (a) there are no third parties who have rights that would prevent the Company or its Subsidiaries from using or selling the Licensed Properties as described in the Initial Registration Statement and Prospectus;
          (b) there are currently no sales of any products that would constitute an infringement by third parties of the Owned Properties or the patents and patent applications licensed or optioned by the Company or its Subsidiaries as they pertain to the Licensed Properties; (c) there is no pending or threatened action, suit or proceeding in which it is claimed that the current or planned activities of the Company or its Subsidiaries as described in the Initial Registration Statement and Prospectus infringe or otherwise violate any intellectual property right of others; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or its Subsidiaries' rights in or to any of the Owned Properties or the Licensed Properties; and (e) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity of the Owned Properties or the patents or patent applications as they cover the Licensed Properties or the scope of any such Owned Properties or patents or patent applications as they cover the Licensed Properties, or asserting any ownership interest or lien with respect to such Owned Properties or the patents or patent applications as they cover the Licensed Properties; and

               (iv) the statements in the Initial Registration Statement and the Prospectus under the captions "Risk Factors -- Uncertainty of Patents; Dependence on Patents, Licenses and Proprietary Rights" and "Business -- Patents and Proprietary Rights" (other than the statements in the last paragraph of each such portion) in each case insofar as such statements constitute summaries of the legal matters (including statutes and legal and governmental proceedings) or contracts or other agreements referred to therein, are accurate in all material respects.

          (c) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Chris A. Rallis, general counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

               (i) to such counsel's knowledge, except as disclosed in the Registration Statements and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of, or ownership interests in, any corporation, partnership, joint venture or other association or entity;

               (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene the charter or bylaws of the Company or any of its Subsidiaries, or, to such counsel's knowledge, any provision of applicable law or regulation or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or, to such counsel's knowledge, constitute a breach or a default under (nor constitute any event which, with notice, lapse of time or both, would constitute a breach or default under) any agreement or other instrument filed as an exhibit to the Registration Statements;

               (iii) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or bylaws or in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, lease, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries and known to such counsel; and

               (iv) to such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is or may become a party or to which any of their respective properties is or may become subject that is required to be described in a Registration Statement or the Prospectus and is not so described.

          (d) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Covington & Burling, regulatory counsel to the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

               (i) the statements in the Initial Registration Statement and the Prospectus under the captions "Risk Factors -- Uncertainties Related to Clinical Trials," "Risk Factors -- Extensive Government Regulations; No Assurance of Regulatory Approval," "Risk Factors -- Uncertainty of Health Care Reform Measures and Third Party Reimbursement," "Special Note Regarding Forward-Looking Statements," "Business - Government Regulation," and "Business -- Health Care Reform and Third Party Reimbursement" (collectively, the "Regulatory Disclosure"), insofar as such statements purport to describe or summarize the federal statutes, rules and regulations relating to pharmaceuticals under the Federal Food, Drug and Cosmetic Act
          (the "FDCA") and legal and governmental procedures or proceedings related thereto, are accurate and complete in all material respects and fairly present the information purported to be described therein and based upon the description of the Company's and its Subsidiaries' business contained under the caption "Business" in the Initial Registration Statement and the Prospectus, such statements summarize the provisions of the FDCA that are material to the Company's and its Subsidiaries' business;

               (ii) the Regulatory Disclosure, insofar as such statements purport to describe or summarize the federal statutes, rules and regulations relating to pharmaceuticals under Medicare reimbursement are accurate in all material respects and fairly present the information purported to be described therein;

               (iii) no facts have come to such counsel's attention which cause such counsel to believe that the statements in the Regulatory Disclosure sections of the Initial Registration Statement and the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or, as the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (iv) such counsel has no knowledge of any action, suit or proceeding pending or threatened by the FDA, without any independent inquiry, any or other federal regulatory authority with respect to the Company or any of its Subsidiaries, except in each case as described in the Prospectus.

          (e) You shall have received from Price Waterhouse LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the form or forms heretofore approved by you.

          (f) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Palmer & Dodge LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in paragraph (iv), paragraph (v), paragraph (vi) and paragraph (ix) of
     Section 6(a).

          In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statements and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in a Registration Statement or the Prospectus (except as to matters referred to under subparagraph (vi) of paragraph (a) of this Section 6), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that any part of a Registration Statement or any amendment thereto at the time such part or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any amendment or supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statements or any amendment or Prospectus or any amendment or supplement).

          (g) No amendment or supplement to a Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time any Rule 462(b) Registration Statement becomes effective, or, if none, the Initial Registration Statement, to which you shall have reasonably objected in writing.

          (h) The Initial Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing. The Company agrees to file any additional registration statement which is proposed to be filed pursuant to Rule 462(b) with the Commission, in accordance with the Act, by 10:00 P.M., Eastern Standard Time or Eastern Daylight Savings Time, whichever is currently in effect, on the date of this Agreement, and, concurrently with or prior to filing such additional registration statement, to pay the associated filing fee or give irrevocable instructions for payment in accordance with Rule 111(b) of the Act.

          (i) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of a Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statements and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there has not been (i) any Material Adverse Change other than as described in the Registration Statements and the Prospectus, (ii) any transaction that is material to the Company, entered into by the Company or any of its Subsidiaries, other than as described in the Registration Statements and the Prospectus, or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries that is material to the Company other than as described in the Registration Statements and the Prospectus.

          (k) The Company, at the time of purchase or additional time of purchase, as the case may be, will deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct as of each such date and the conditions set forth in Section 6(i) and
     Section 6(j) have been met.

          (l) You shall have received signed letters, dated the date of this Agreement, from each of the directors and officers of the Company and certain stockholders, optionholders and warrantholders of the Company designated by Palmer & Dodge LLP, counsel to the Underwriters, in a memorandum dated March 9, 1998, to the effect that such persons shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities for a period of 90 days after the date of the Prospectus without the prior written consent of SBC Warburg Dillon Read Inc.

          (m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statements or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you reasonably may request.

          (n) The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

          (o)  The Shares shall have been listed on the Nasdaq National Market.

     7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Initial Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a general banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment makes it impracticable to market the Shares.

     If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by written notice transmitted by facsimile and confirmed by written notice sent by registered mail, return receipt requested. If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9).

     8. INCREASE IN UNDERWRITERS' COMMITMENTS. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters, in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the Registration Statements and the Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     9.   INDEMNITY BY THE COMPANY AND THE UNDERWRITERS.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its directors and officers, and each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such action or claim) as they are incurred (and regardless of whether the Underwriter indemnified party is a party to the litigation, if any) which, jointly or severally, any such Underwriter indemnified party may incur under the Act, the Exchange Act or otherwise arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of or are based upon any such untrue statement or alleged untrue statement contained in and in conformity with information with respect to any Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use therein with reference to such Underwriter or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statements or Prospectus or necessary to make such information not misleading; PROVIDED, HOWEVER, that the indemnity agreement with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, to the extent and only to the extent that the delivery of the Prospectus (as so amended or supplemented) would have eliminated any such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability the Company otherwise may have.

          (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party with respect to which indemnity may be sought against the Company pursuant to this Section 9, such Underwriter indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the

     Company has failed promptly after receipt of such notice to assume the defense and employ counsel reasonably satisfactory to the Underwriter indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both one or more Underwriter indemnified parties and the Company, and such Underwriter indemnified parties shall have reasonably concluded that there may be one or more legal defenses available to them that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified parties), in any of which events such fees and expenses shall be borne by the Company and reimbursed as they are incurred (it being understood that the Company shall not be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriter indemnified parties in any one action or series of related transactions in the same jurisdiction). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign a Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") from and against any losses, claims, damages, judgments, liabilities and expenses to the same extent as the foregoing indemnity from the Company to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in a Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party based on a Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 9(c), such Underwriter shall have the rights and duties given to the Company by Section 9(b) (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties shall have the rights and duties given to the Underwriter indemnified parties by Section 9(b).

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party, then the party required to indemnify such indemnified party under this Section 9, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the

     Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 9(d). Notwithstanding the provisions of this Section 9(d), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and are not joint.

          The Company hereby acknowledges and agrees with the Underwriters that the statements set forth in (i) the last paragraph on the cover page of the Prospectus, (ii) the paragraphs in boldface type on the inside cover page of the Prospectus relating to stabilization and passive market making,
     (iii) the list of Underwriters under the caption "Underwriting" in the Prospectus and (iv) the statements relating to the selling concession and reallowance in the third paragraph below the tables under the caption "Underwriting" in the Prospectus constitute the only information furnished to the

     Company in writing by the Underwriters expressly for use in any Registration Statement, any Preliminary Prospectus or the Prospectus.

          (e)  The indemnity and contribution agreements contained in this
     Section 9 and the representations, warranties and covenants of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 9(b) and
     Section 9(c), the Company and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with a Registration Statement or the Prospectus.

     10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department; Bear, Stearns & Co. Inc., 245 Park Avenue, 3rd Floor, New York, New York 10167, Attention: Syndicate Department; and Vector Securities International, Inc., 1751 Lake Cook Road, Deerfield, Illinois
60015, Attn: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company, at the offices of the Company at Triangle Pharmaceuticals, Inc., 4 University Place, 4611 University Drive, Durham, North Carolina 27707, Attention: Dr. David W. Barry.

     11. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          PARTIES AT INTEREST. The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Underwriter indemnified parties and the Company indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     13. COUNTERPARTS. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

     14. MISCELLANEOUS. SBC Warburg Dillon Read Inc., an indirect, wholly owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon

Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

     On December 8, 1997, Swiss Bank Corporation announced its intention to merge with Union Bank of Switzerland. References in this document to Swiss Bank Corporation include references to its successor entity following completion of the merger.

     References to the parties include references to their successors, including, without limitation, an entity which assumes the rights and obligations of the relevant party by operation of the law of the jurisdiction of incorporation or domicile of such party.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, and the Underwriters, severally.

                                        Very truly yours,

                                        TRIANGLE PHARMACEUTICALS, INC.


                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

SBC WARBURG DILLON READ INC.
BEAR, STEARNS & CO. INC.
VECTOR SECURITIES INTERNATIONAL, INC.

By:  SBC Warburg Dillon Read Inc.



By:
   --------------------------------
Title:
      -----------------------------

                                      SCHEDULE A


          Underwriter                                  Number of Firm Shares
          -----------                                  ---------------------

     SBC Warburg Dillon Read Inc.   . . . . . . .
     Bear, Stearns & Co. Inc.   . . . . . . . . .
     Vector Securities International, Inc.  . . .